Exhibit 21

                                   EXHIBIT 21
                         Subsidiaries of the Registrant

Auto-trol Technology Corporation, a Colorado corporation, has the following subsidiaries, incorporated in the jurisdictions noted and doing business under the names indicated:


Subsidiary                                     Jurisdiction of Incorporation
----------                                     -----------------------------

Auto-trol International Corporation                      Colorado
Centra 2000, Inc.                                        Colorado
Auto-trol Technology (Canada) Ltd.                        Alberta
Auto-trol Technology GmbH                                 Germany
Centra Technology Ltd.                                United Kingdom